Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statements of Additional Information in Post-Effective Amendment No. 366 to the Registration Statement (Form N-1A No. 033-11387) of American Beacon Funds.

We also consent to the incorporation by reference therein of our reports dated February 28, 2020 with respect to the financial statements and financial highlights of American Beacon AHL Managed Futures Strategy Fund, American Beacon AHL TargetRisk Fund, American Beacon Bahl & Gaynor Small Cap Growth Fund, American Beacon Bridgeway Large Cap Growth Fund, American Beacon Bridgeway Large Cap Value Fund, American Beacon Stephens Mid-Cap Growth Fund, and American Beacon Stephens Small Cap Growth Fund for the year ended December 31, 2019 included in the Annual Report (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 28, 2020